Exhibit 99.1

GREAT PLAINS ETHANOL, LLC

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. 1350)

                The undersigned, Brian Minish, the Chief Executive Officer and the Chief Financial Officer, of Great Plains Ethanol, LLC (the “Company”), has executed this Certification in connection with the filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 2002 (the “Report”).

                The undersigned hereby certifies that:

•                  the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•                  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                IN WITNESS WHEREOF, the undersigned has executed this Certification as of the [ ] day of November, 2002.

By	/s/ Brian Minish
Brian Minish